Exhibit 10.2

Teradyne Employment Agreement

In consideration of and as a condition of my employment with Teradyne, a Teradyne Corporation (hereinafter referred to as "the Company"), [a wholly owned subsidiary of Teradyne, Inc., a corporation of the Commonwealth of Massachusetts (“Teradyne”)], and in consideration of the mutual covenants contained in this agreement between the Company and me (the “Agreement”), the receipt and sufficiency of which is hereby acknowledged, I, the undersigned individual, agree as follows:

1.
Invention Assignment. I assign any and all rights that I have, may have or may acquire, in any and all Inventions and Work Product (as defined below), including all intellectual property rights, to the Company or its assigns without further compensation. All Inventions and Work Product, including all intellectual property rights, shall immediately become the sole property of the Company or its assigns. I shall promptly disclose to the Company each Invention and Work Product and shall assist the Company in every proper way to obtain and enforce patents, copyrights or other rights or registrations relating to any Inventions and Work Product. For the purposes of this Agreement, the term “Invention and Work Product” means any invention, modification, discovery, design, development, improvement, process, method, software program, work of authorship, work product, documentation, formulae, data, tech- nique, or know-how that I (either alone or jointly with others) make, conceive, create, discover, invent or reduce to practice during my employment that (i) pertains to the business of the Company, (ii) pertains to any of the products or services developed, manufactured or sold by the Company, (iii) results from tasks assigned to me by the Company, or (iv) results from the use of premises, personal property or intellectual property owned, leased, or contracted for by the Company.

2.
Confidential Information. I agree that I will not, during or after the period of my employment with the Company, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties and except as required or permitted by law, any confidential information concerning the Company's or its customers’ or suppliers’ intellectual property, trade secrets, organization, finances or business that I learn during the period of my employment. I will observe all government agency rules and regulations relating to the safeguarding of classified information which may be disclosed or entrusted to me in connection with any contract between the Company and a government or any contractor with a government. I acknowledge that I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this

Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Upon request or when my employment with the Company terminates, I will immediately deliver to the Company all copies of any and all materials and writings received from, created for, or belonging to the Company including, but not limited to, those which relate to or contain confidential information.

3.
Non-Competition. I agree that I will not, during the period of my employment by the Company, directly or indirectly enter the employment of, or render any professional services, except such as are rendered at the request of the Company, to any individual, partnership, association or corporation who or which is a competitor of the Company without the prior permission in writing of the Company. I further agree that I will notify the Company of any outside employment in which I am engaged during the period of my employment with the Company.

4.
Non-Solicitation. During my employment, and for a period of one (1) year following the termination of employment with the Company for any reason, I (a) shall not call on, solicit or serve any customer, client, supplier, distributor, licensee, licensor, franchisee or other business relation with whom I had had contact or communication in the course of my employment with the Company in the two (2) years immediately prior to my termination or resignation, in order to induce or attempt to induce such person or entity to cease or reduce its business with the Company or any of its affiliates, or in any way interfere with the business relationship between the Company or its affiliates and any such person or entity, or (b) will not solicit, induce, recruit or hire any of the Company’s employees either for myself or for any other person or entity, or encourage any such employees to leave their employment with the Company.

5.
At-Will Employment. This Agreement in no way alters my status as an at-will employee.

6.
No Conflict. I represent that I am not bound by any agreement preventing me from being employed by and performing my job at the Company or any of its affiliates.

7.
Code of Conduct. I agree to comply with Teradyne’s Code of Conduct as posted on the Company’s web site and as modified from time to time.

8.
Equitable Relief. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations under this Agreement.

9.
Entire Agreement. This Agreement supersedes all previous agreements between me and the Company relating to the subject matter hereof. Any amendment to, waiver of, or modification of this Agreement shall be in writing signed by an officer of the Company.

10.
Severability and Construction. I agree that each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law.

11.
Assignment. The term “Company” includes any of its parents, subsidiaries, subdivisions, or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by its successors or assigns.

12.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Massachusetts, without giving effect to conflict of laws provisions. Jurisdiction shall be exclusively in the state and federal courts of Massachusetts.

13.
Employee Acknowledgement. I acknowledge that I have had the opportunity to consult legal counsel in regard to this Agreement, that I have read and understand this Agreement, that I am fully aware of its legal effect, and that I have entered into it voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement.

Name:	/s/ Ujjwal Kumar	Date:	June 27, 2023
Employee Signature (full legal name)

Employment Start Date:	July 11, 2023

Accepted on behalf of Teradyne by:		/s/ Elizabeth Wood

Date:	June 27, 2023